Exhibit 24.1

POWER OF ATTORNEY

Each of the officers and directors of Owens Corning, a Delaware corporation (the “Registrant”), whose signature appears below constitutes and appoints Michael C. McMurray, Ava Harter, Brad Lazorka and Omar Chaudhary, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, one or more registration statements on Form S-3 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 in connection with the registration of the issuance of certain debt and equity securities of the Registrant, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of the 11th day of January 2018.

/s/ Michael H. Thaman	/s/ Michael C. McMurrary
Michael H. Thaman Chairman of the Board, President and Chief Executive Officer	Michael C. McMurray Senior Vice President and Chief Financial Officer

/s/ Kelly J. Schmidt	/s/ Cesar Conde
Kelly J. Schmidt Vice President and Controller	Cesar Conde Director

/s/ J. Brian Ferguson	/s/ Ralph F. Hake
J. Brian Ferguson Director	Ralph F. Hake Director

/s/ F. Philip Handy	/s/ Edward F. Lonergan
F. Philip Handy Director	Edward F. Lonergan Director

/s/ Maryann T. Mannen	/s/ James J. McMonagle
Maryann T. Mannen Director	James J. McMonagle Director

/s/ W. Howard Morris	/s/ Suzanne P. Nimocks
W. Howard Morris Director	Suzanne P. Nimocks Director

/s/ John D. Williams
John D. Williams Director